Exhibit 99.28(q)

IRONBRIDGE FUNDS, INC.

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints John G. Davis, Ty M. Baird, Arthur Don and Paul K. Morton, and each of them individually, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any pre- or post-effective amendments to the registration statements under the Registration No. 333-165633 under the Securities Act of 1933, whether on Form N-1A or any successor form thereof, under Registration No. 333-165976, whether on Form N-14 or any successor form thereof, and/or under Registration No. 811-22397 under the Investment Company Act of 1940, whether on Form N-1A or any successor form thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and all appropriate state or federal regulatory authorities.  The undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 21st day of May, 2010.

/s/ Walter H. Clark	/s/ John G. Davis
Walter H. Clark	John G. Davis
Director	Principal Executive Officer, President and Secretary

/s/ James W. Haugh	/s/ Ty M. Baird
James W. Haugh	Ty M. Baird
Director	Principal Financial Officer, Principal Accounting Officer,
Vice President and Treasurer

/s/ Robert E. Hendricks
Robert E. Hendricks
Director

/s/ James M. Snyder
James M. Snyder
Director